**PRESS RELEASE**

Contact:
-------
Kenneth A. Martinek
Chairman, President &
Chief Executive Officer
(914) 684-2500


                        NORTHEAST COMMUNITY BANCORP, INC.
             ANNOUNCES COMPLETION OF SALE OF BRANCH OFFICE BUILDING

White Plains, New York - July 2, 2007 - Northeast Community Bancorp, Inc. (NASDAQ: NECB) announced today that its wholly owned subsidiary, Northeast Community Bank, has completed the sale of its branch office building located at 1353-1355 First Avenue, New York, New York.

In connection with the sale of the branch office building, the Bank entered into a 99-year lease to enable the Bank to retain a branch office at 1355 First Avenue. In anticipation of the sale, and the renovation of the building by its new owner, the Bank temporarily relocated its branch office to 1470 First Avenue, New York, New York.

Northeast Community Bancorp expects to record a pre-tax gain of approximately $18.8 million, net of transaction expenses.

Northeast Community Bank operates five full-service offices in New York and a loan production office in Wellesley, Massachusetts.


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